Exhibit 99.1

Republic Bancorp, Inc. Reports Substantial Growth in Third Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 21, 2016--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report third quarter net income of $9.8 million, a $4.2 million, or 74%, increase from the same period in 2015, resulting in Diluted Earnings per Class A Common Share of $0.47. Year-to-date net income was $35.9 million, an $8.2 million, or 29%, increase from the same period in 2015, resulting in a return on average assets (“ROA”) and a return on average equity (“ROE”) of 1.08% and 8.04% for the first nine months of 2016.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “While we are very pleased with our increase in quarterly net income, when compared to the third quarter of the previous year, we are even more pleased to see solid net income growth spread across all four of our major operating segments. More specifically,

  Within our Traditional Banking segment, net income grew 13%, partially due to a full quarter of accretive benefits from our Cornerstone Bancorp (‘Cornerstone’) acquisition and partially from meaningful organic growth over the previous 12 months.
  Our Warehouse Lending (‘Warehouse’) segment had a $178 million increase in quarter over quarter growth in average outstanding balances, which drove a 47% increase in its net income.
  The Company’s Mortgage Banking segment experienced higher origination volume, and in addition, benefited nicely from a bulk loan sale during the quarter.
  Despite a nominal net loss for the third quarter of 2016, our Republic Processing Group (‘RPG’) segment reflected a $1.3 million improvement in its net income for the quarter, thanks to meaningful growth in its Republic Credit Solutions (‘RCS’) division.

These achievements, combined with our attractive footprint and best-in-class team, give me much confidence about the things happening at Republic.”

The following tables highlight Republic’s financial performance for the third quarter and first nine months of 2016 compared to the same periods in 2015:

dollars in thousands, except per-share data
	Highlights of Financial Performance
	Three Months Ended				Nine Months Ended
	Sept. 30, 2016	Sept. 30, 2015	$ Change	% Change	Sept. 30, 2016	Sept. 30, 2015	$ Change	% Change

Income before income taxes	$14,676	$8,759	$5,917	68%	$54,003	$41,982	$12,021	29%
Net Income*	9,828	5,640	4,188	74%	35,903	27,748	8,155	29%
Diluted Earnings per Class A Share	0.47	0.27	0.20	74%	1.73	1.34	0.39	29%
ROA	0.87%	0.57%	NA	53%	1.08%	0.94%	NA	15%
ROE	6.54%	3.91%	NA	67%	8.04%	6.45%	NA	25%

dollars in thousands
	Core Banking Net Income by Origination Channel
	Three Months Ended				Nine Months Ended
Segment/Origination Channel	Sept. 30, 2016	Sept. 30, 2015	$ Change	% Change	Sept. 30, 2016	Sept. 30, 2015	$ Change	% Change

Traditional Banking segment*:
Traditional Network	$5,584	$4,782	$802	17%	$16,543	$14,261	$2,282	16%
Correspondent Lending	301	125	176	141%	688	221	467	211%
2016-Cornerstone Acquisition	353	-	353	NM	(131)	-	(131)	NM
2012-FDIC-Acquired Loans	200	494	(294)	-60%	1,462	2,090	(628)	-30%
Digital Bank Initiative	(340)	-	(340)	NM	(754)	-	(754)	NM
Total Traditional Banking segment	6,098	5,401	697	13%	17,808	16,572	1,236	7%

Warehouse Lending segment*	2,520	1,717	803	47%	5,366	4,610	756	16%

Mortgage Banking segment*	1,320	(23)	1,343	NM	1,746	163	1,583	971%
Total Core Banking*	$9,938	$7,095	$2,843	40%	$24,920	$21,345	$3,575	17%

*See Segment Data in the back of this Earnings Release
NA – Not applicable
NM – Not meaningful

Results of Operations for the Third Quarter of 2016 Compared to the Third Quarter of 2015

Core Bank(1) – Net income from Core Banking was $9.9 million for the third quarter of 2016, an increase of $2.8 million, or 40%, from the third quarter of 2015. Strong growth in net interest income, continued favorably-low loan loss provisions and solid mortgage banking income were all major contributors to the Core Bank’s performance for the quarter.

Net interest income at the Core Bank increased to $36.1 million during the third quarter of 2016, a $5.1 million, or 17%, increase over the third quarter of 2015. The increase in net interest income was primarily the result of a $456 million, or 14%, year-over-year increase in the Core Bank’s quarterly average loans from the third quarter of 2015 to the third quarter of 2016. The strong growth in average loans outstanding was supplemented by an increase of nine basis points to the Core Bank’s net interest margin during the same periods.

The overall change in the Core Bank’s average loan balances and net interest income by origination channel is presented below:

	Average	Average			Net Interest	Net Interest
	Loans	Loans			Income	Income
(in thousands)	3rd Qtr	3rd Quarter	$	%	3rd Qtr	3rd Quarter	$	%
Origination Channel	2016	2015	Change	Change	2016	2015	Change	Change

Traditional Network	$2,753,663	$2,587,067	$166,596	6%	$28,629	$26,130	$2,499	10%
Warehouse Lending	542,894	365,291	177,603	49%	4,924	3,308	1,616	49%
Correspondent Lending	178,385	245,114	(66,729)	-27%	395	404	(9)	-2%
2016-Cornerstone Acquisition	189,647	-	189,647	NM	1,919	-	1,919	NM
2012-FDIC Acquired Loans	18,649	29,268	(10,619)	-36%	267	1,145	(878)	-77%
Total	$3,683,238	$3,226,740	$456,498	14%	$36,134	$30,987	$5,147	17%

NM – Not meaningful

The following factors were the primary drivers of the changes in the Core Bank’s average loan balances and net interest income by origination channel for the third quarter of 2016 as compared to the third quarter of 2015:

  The Core Bank’s Traditional Network experienced solid overall loan growth, with particularly strong growth in the quarterly average balance from the third quarter of 2015 to the third quarter of 2016 for the following portfolios: $67 million in Commercial Real Estate (“CRE”); $43 million in Commercial & Industrial (“C&I”); $37 million in Home Equity Lines of Credit (“HELOCs”); and $35 million in Indirect Auto. Growth in the commercial-related categories was primarily driven by the Core Bank’s Commercial and Corporate Banking Department. Year-over-year growth in HELOCs was driven primarily by a successful first-year-introductory-rate promotion, while growth in Indirect Auto loans was driven by reintroduction of the product in 2015.
  Within the Warehouse segment, net interest income grew 49% from the third quarter of 2015, as client usage of the Bank’s Warehouse lines of credit increased from 56% for the third quarter of 2015 to 62% for the third quarter of 2016. In addition, the Bank also increased its committed Warehouse lines of credit from $653 million at September 30, 2015 to $915 million at September 30, 2016. As a result of these factors, average Warehouse line-of-credit balances for the third quarter of 2016 were $543 million, a $178 million increase from a strong third quarter in 2015. The yield for Warehouse lines of credit during the third quarter of 2016 increased 16 basis points from the same period in 2015, as Warehouse yields were positively impacted by an increase in short-term interest rates.
  The third quarter of 2016 represented the first full quarter of earnings impact from the Company’s May 2016 Cornerstone acquisition. As expected, the acquired Cornerstone franchise provided a solid contribution to the Company’s overall earnings with an impact of $1.9 million to net interest income for the third quarter driven by average loans of $190 million.

The Core Bank’s favorably-low provision expense for the quarter resulted primarily from growth in the overall loan portfolio, while the Bank’s charge-off trends continued to show general improvement from its already favorably-low historical charge-off levels.

The table below illustrates the Core Bank’s credit quality ratios for the most recent quarter ends and the previous three calendar year ends:

	As of and for the:
	Quarter Ending:			Year Ending:
	Sep 30	Jun 30	Mar 31	Dec 31	Dec 31	Dec 31
Core Banking Credit Quality Ratios	2016	2016	2016	2015	2014	2013

Nonperforming loans to total loans	0.47%	0.54%	0.60%	0.66%	0.78%	0.81%

Nonperforming assets to total loans (including OREO)	0.53%	0.58%	0.63%	0.70%	1.15%	1.47%

Delinquent loans to total loans	0.21%	0.28%	0.25%	0.35%	0.52%	0.63%

Net charge-offs to average loans	0.03%	0.05%	0.04%	0.05%	0.08%	0.18%
(Annualized as of 9/30/16, 6/30/16 and 3/31/16)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $10.0 million during the third quarter of 2016 compared to $7.2 million for the third quarter of 2015. Impacting the Core Bank’s noninterest income comparisons between the third quarters of 2016 and 2015 were the following:

  Mortgage banking income increased $2.1 million from the third quarter of 2015. Approximately $1.1 million of this increase was attributable to a bulk loan sale of $71 million during the third quarter of 2016, representing a portion of the Company’s correspondent loan portfolio. The remainder of the increase in mortgage banking income was primarily due to a rise in refinance activity resulting from a downturn in long-term interest rates. As a result, secondary-market loan originations increased from $32 million during the third quarter of 2015 to $59 million for the third quarter of 2016.
  Interchange fees increased $499,000, mainly due to an increase in debit card interchange revenue. The higher revenue for debit card related transactions was primarily the result of growth in retail checking accounts and an increase in customer use of signature-based transactions.

Core Bank noninterest expenses increased $4.9 million, or 19%, from the third quarter of 2015 to the same period in 2016, primarily driven by the following:

  Salaries and benefits expense increased $2.4 million, primarily due to an increase of 118 full-time-equivalent (“FTE”) employees from September 30, 2015 to September 30, 2016. A total of 36 of these additions was directly attributable to the Company’s Cornerstone acquisition. The remaining 82 increase in FTEs was driven by additional staffing needed to implement the Company’s strategic initiatives.
  Data processing expenses increased $645,000, with $212,000 of the increase attributable to the Company’s Cornerstone acquisition. The remainder of the increase was spread across multiple loan and deposit platforms and was due to growth in the Company’s overall customer base.
  The Core Bank incurred a prepayment penalty of $846,000 during the quarter related to the payoff of $50 million in long-term Federal Home Loan Bank advances. The Core Bank expects to recover the amount of this penalty through a reduction in interest expense over what would have been the remaining original term of these advances. These advances carried an interest rate of 4.39% and had an original maturity of March 9, 2017.

Republic Processing Group (“RPG”)

The overall profitability of the RPG segment has historically been driven by its largest division, Tax Refund Solutions (“TRS”). TRS derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year, as the Company prepares for the next tax season. During the second half of 2015, the Company began to more meaningfully grow the Republic Credit Solutions (“RCS”) small dollar loan division of RPG. As a result of strong growth in profitability within the RCS division, the overall profitability of the RPG segment has continued to improve during 2016.

During the third quarter of 2016, RPG recorded a nominal net loss of $110,000 compared to a net loss of $1.5 million during the third quarter of 2015. More specifically within the RCS division, RCS contributed net income of $1.0 million during the third quarter of 2016 compared to a net loss of $366,000 during the third quarter of 2015. The increased profitability within the RCS division resulted primarily from a $56 million increase in small-dollar loans originated for sale, which generated a strong increase in fee income. In addition, the balances for the RCS loans retained on balance sheet by the Company increased from $5 million at September 30, 2015 to $16 million at September 30, 2016, contributing to a solid increase in net interest income for the quarter.

Conclusion

“It has been an exciting year thus far at Republic. While the current environment has headwinds providing constant challenges in the financial service industry, we are driven to make the Company more agile in order to meet these challenges. Our on-going strategic initiatives remain focused on providing the Company’s shareholders an industry leading return, while responsibly serving the needs of our clients.

“Going forward, our team will continue to evaluate acquisition opportunities, both whole-bank and nonbank, that we believe present the best overall synergies for Republic. Furthermore, our digital banking team remains excited and continues to work hard on our new branchless banking platform, which is scheduled to launch by the end of October. We believe this new digital banking platform will provide the most cost effective way for the Company to expand its geographic reach.

“In an ever-evolving banking landscape, our successful results and our promising initiatives, together with our attractive footprint and best-in-class team, give me much excitement about Republic and its long-term future,” concluded Steve Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 44 banking centers: 32 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; six banking centers in five Florida communities – Largo, Port Richey, St. Petersburg, Seminole, Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has $4.8 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here.®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the actual timing, magnitude and frequency of interest rate changes, as well as the actual changes in market conditions and the application and timing of various management strategies as compared to those projected in our interest rate model. Additionally, actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2015. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Third quarter 2016 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Sept. 30, 2016	Dec. 31, 2015	Sept. 30, 2015
Assets:
Cash and cash equivalents	$302,167	$210,082	$90,731
Investment securities	524,444	555,785	502,599
Loans held for sale	11,226	4,597	12,326
Loans	3,823,031	3,326,610	3,297,874
Allowance for loan and lease losses	(30,436)	(27,491)	(26,959)
Loans, net	3,792,595	3,299,119	3,270,915
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208
Premises and equipment, net	43,385	31,106	31,095
Goodwill	16,300	10,168	10,168
Other real estate owned ("OREO")	2,435	1,220	2,832
Bank owned life insurance ("BOLI")	61,392	52,817	52,465
Other assets and accrued interest receivable	45,125	37,187	34,638
Total assets	$4,827,277	$4,230,289	$4,035,977

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$947,602	$634,863	$637,875
Interest-bearing	2,188,291	1,852,614	1,729,955
Total deposits	3,135,893	2,487,477	2,367,830

Securities sold under agreements to repurchase and other short-term borrowings	152,458	395,433	309,624
Federal Home Loan Bank advances	862,500	699,500	711,500
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	34,626	30,092	31,071
Total liabilities	4,226,717	3,653,742	3,461,265

Stockholders' equity	600,560	576,547	574,712
Total liabilities and Stockholders' equity	$4,827,277	$4,230,289	$4,035,977

Average Balance Sheet Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2016	2015	2016	2015
Assets:
Investment securities, including FHLB stock	$ 554,508	$ 533,956	$ 571,740	$ 530,114
Federal funds sold and other interest-earning deposits	58,910	30,633	147,180	67,960
Loans and fees, including loans held for sale	3,702,093	3,235,057	3,492,997	3,148,838
Total interest-earning assets	4,315,511	3,799,646	4,211,917	3,746,912
Total assets	4,531,958	3,971,501	4,440,881	3,947,210

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$ 900,432	$ 609,641	$ 874,060	$ 643,128
Interest-bearing deposits	2,155,289	1,740,553	2,014,197	1,693,888
Securities sold under agreements to repurchase and other short-term borrowings	215,343	363,905	296,574	363,518
Federal Home Loan Bank advances	584,946	616,509	588,109	610,571
Subordinated note	44,288	41,240	42,926	41,240
Total interest-bearing liabilities	2,999,866	2,762,207	2,941,806	2,709,217
Stockholders' equity	601,043	577,185	595,236	573,482

Republic Bancorp, Inc. Financial Information
Third quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2016	2015	2016	2015

Total interest income(2)	$43,934	$36,107	$128,089	$105,590
Total interest expense	4,536	4,683	13,680	14,086

Net interest income	39,398	31,424	114,409	91,504

Provision for loan and lease losses	2,489	2,233	9,489	3,322

Noninterest income:
Service charges on deposit accounts	3,416	3,399	9,838	9,685
Net refund transfer fees	132	97	19,119	17,339
Mortgage banking income	3,081	972	5,902	3,549
Interchange fee income	2,415	1,967	6,755	6,205
Republic Processing Group program fees	979	474	1,942	871
Gain on call of security available for sale	-	-	-	88
Net gains (losses) on OREO	(137)	(8)	191	(282)
Increase in cash surrender value of BOLI	406	348	1,114	1,050
Other	1,009	557	2,163	1,772
Total noninterest income	11,301	7,806	47,024	40,277

Noninterest expenses:
Salaries and employee benefits	18,068	15,297	52,965	44,897
Occupancy and equipment, net	5,631	5,217	16,159	15,560
Communication and transportation	1,029	951	2,974	2,768
Marketing and development	1,076	756	2,773	2,318
FDIC insurance expense	345	474	1,483	1,622
Bank franchise tax expense	846	846	3,944	4,094
Data processing	1,659	959	4,535	3,017
Interchange related expense	1,118	909	3,069	2,847
Supplies	280	229	969	809
OREO expense	159	146	355	485
Legal and professional fees	539	653	1,965	2,796
FHLB advance prepayment penalty	846	-	846	-
Other	1,938	1,801	5,904	5,264
Total noninterest expenses	33,534	28,238	97,941	86,477

Income before income tax expense	14,676	8,759	54,003	41,982
Income tax expense	4,848	3,119	18,100	14,234

Net income	$9,828	$5,640	$35,903	$27,748

Republic Bancorp, Inc. Financial Information
Third quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2016	2015	2016	2015
Per Share Data:

Basic average shares outstanding	20,925	20,848	20,946	20,856
Diluted average shares outstanding	20,938	20,934	20,957	20,936

End of period shares outstanding:
Class A Common Stock	18,617	18,603	18,617	18,603
Class B Common Stock	2,245	2,245	2,245	2,245

Book value per share(3)	$28.79	$27.57	$28.79	$27.57
Tangible book value per share(3)	27.70	26.84	27.70	26.84

Earnings per share:
Basic earnings per Class A Common Stock	$0.47	$0.27	$1.73	$1.34
Basic earnings per Class B Common Stock	0.43	0.25	1.58	1.22
Diluted earnings per Class A Common Stock	0.47	0.27	1.73	1.34
Diluted earnings per Class B Common Stock	0.43	0.25	1.57	1.22

Cash dividends declared per share:
Class A Common Stock	$0.209	$0.198	$0.616	$0.583
Class B Common Stock	0.190	0.180	0.560	0.530

Performance Ratios:

Return on average assets	0.87%	0.57%	1.08%	0.94%
Return on average equity	6.54	3.91	8.04	6.45
Efficiency ratio(4)	66	72	61	66
Yield on average interest-earning assets	4.07	3.80	4.05	3.76
Cost of interest-bearing liabilities	0.60	0.68	0.62	0.69
Cost of deposits(5)	0.21	0.18	0.20	0.18
Net interest spread	3.47	3.12	3.43	3.07
Net interest margin - Total Company	3.65	3.31	3.62	3.26
Net interest margin - Core Bank(1)	3.38	3.29	3.26	3.26

Other Information:

End of period FTEs(6) - Total Company	899	769	899	769
End of period FTEs(6) - Core Bank	830	712	830	712
Number of banking centers	44	40	44	40

Republic Bancorp, Inc. Financial Information
Third quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2016	2015	2016	2015
Credit Quality Asset Balances:

Loans on nonaccrual status	$17,769	$23,143	$17,769	$23,143
Loans past due 90-days-or-more and still on accrual	34	43	34	43
Total nonperforming loans	17,803	23,186	17,803	23,186
OREO	2,435	2,832	2,435	2,832
Total nonperforming assets	$20,238	$26,018	$20,238	$26,018
Total delinquent loans	$8,714	$11,996	$8,714	$11,996

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.47%	0.70%	0.47%	0.70%
Nonperforming assets to total loans (including OREO)	0.53	0.79	0.53	0.79
Nonperforming assets to total assets	0.42	0.64	0.42	0.64
Allowance for loan and lease losses to total loans	0.80	0.82	0.80	0.82
Allowance for loan and lease losses to nonperforming loans	171	116	171	116
Delinquent loans to total loans(7)	0.23	0.36	0.23	0.36
Net charge-offs to average loans (annualized)	0.15	0.06	0.25	0.03

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.47%	0.70%	0.47%	0.70%
Nonperforming assets to total loans (including OREO)	0.53	0.79	0.53	0.79
Nonperforming assets to total assets	0.42	0.65	0.42	0.65
Allowance for loan and lease losses to total loans	0.71	0.78	0.71	0.78
Allowance for loan and lease losses to nonperforming loans	152	111	152	111
Delinquent loans to total loans(7)	0.21	0.36	0.21	0.36
Net charge-offs to average loans (annualized)	0.03	0.05	0.04	0.04

Republic Bancorp, Inc. Financial Information
Third quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Assets:
Cash and cash equivalents	$302,167	$142,979	$198,172	$210,082	$90,731
Investment securities	524,444	551,027	556,605	555,785	502,599
Loans held for sale	11,226	94,658	8,129	4,597	12,326
Loans	3,823,031	3,691,323	3,351,969	3,326,610	3,297,874
Allowance for loan and lease losses	(30,436)	(29,308)	(31,475)	(27,491)	(26,959)
Loans, net	3,792,595	3,662,015	3,320,494	3,299,119	3,270,915
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208	28,208	28,208
Premises and equipment, net	43,385	42,956	30,277	31,106	31,095
Goodwill	16,300	16,313	10,168	10,168	10,168
Other real estate owned	2,435	1,503	1,280	1,220	2,832
Bank owned life insurance	61,392	60,986	53,156	52,817	52,465
Other assets and accrued interest receivable	45,125	46,277	40,276	37,187	34,638
Total assets	$4,827,277	$4,646,922	$4,246,765	$4,230,289	$4,035,977

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$947,602	$867,095	$800,946	$634,863	$637,875
Interest-bearing	2,188,291	1,988,952	1,935,700	1,852,614	1,729,955
Total deposits	3,135,893	2,856,047	2,736,646	2,487,477	2,367,830

Securities sold under agreements to repurchase and other short-term borrowings	152,458	126,124	319,893	395,433	309,624
Federal Home Loan Bank advances	862,500	987,500	517,500	699,500	711,500
Subordinated note	41,240	45,364	41,240	41,240	41,240
Other liabilities and accrued interest payable	34,626	36,864	39,929	30,092	31,071
Total liabilities	4,226,717	4,051,899	3,655,208	3,653,742	3,461,265

Stockholders' equity	600,560	595,023	591,557	576,547	574,712
Total liabilities and Stockholders' equity	$4,827,277	$4,646,922	$4,246,765	$4,230,289	$4,035,977

Average Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Assets:
Investment securities, including FHLB stock	$554,508	$579,027	$581,869	$595,739	$533,956
Federal funds sold and other interest-earning deposits	58,910	95,204	298,250	71,480	30,633
Loans and fees, including loans held for sale	3,702,093	3,479,397	3,292,689	3,249,595	3,235,057
Total interest-earning assets	4,315,511	4,153,628	4,172,808	3,916,814	3,799,646
Total assets	4,531,958	4,351,843	4,436,843	4,088,016	3,971,501

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$900,432	$805,718	$916,691	$675,500	$609,641
Interest-bearing deposits	2,155,289	1,980,310	1,903,721	1,774,526	1,740,553
Securities sold under agreements to repurchase and other short-term borrowings	215,343	267,574	407,698	426,833	363,905
Federal Home Loan Bank advances	584,946	627,335	552,082	567,163	616,509
Subordinated note	44,288	43,234	41,240	41,240	41,240
Total interest-bearing liabilities	2,999,866	2,918,453	2,904,741	2,809,762	2,762,207
Stockholders' equity	601,043	596,795	587,593	578,573	577,185

Republic Bancorp, Inc. Financial Information
Third quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015

Total interest income(2)	$43,934	$40,140	$44,015	$36,842	$36,107
Total interest expense	4,536	4,563	4,581	4,376	4,683
Net interest income	39,398	35,577	39,434	32,466	31,424

Provision for loan and lease losses	2,489	1,814	5,186	2,074	2,233

Noninterest income:
Service charges on deposit accounts	3,416	3,282	3,140	3,330	3,399
Net refund transfer fees	132	1,909	17,078	49	97
Mortgage banking income	3,081	1,560	1,261	862	972
Interchange fee income	2,415	2,217	2,123	2,148	1,967
Republic Processing Group program fees	979	664	319	329	474
Net gains (losses) on OREO	(137)	80	248	(19)	(8)
Increase in cash surrender value of BOLI	406	369	339	353	348
Other	1,009	721	413	665	557
Total noninterest income	11,301	10,802	24,921	7,717	7,806

Noninterest expenses:
Salaries and employee benefits	18,068	17,814	17,083	13,194	15,297
Occupancy and equipment, net	5,631	5,109	5,419	5,129	5,217
Communication and transportation	1,029	872	1,073	984	951
Marketing and development	1,076	1,190	507	843	756
FDIC insurance expense	345	480	658	462	474
Bank franchise tax expense	846	647	2,451	640	846
Data processing	1,659	1,543	1,333	1,323	959
Interchange related expense	1,118	1,047	904	1,026	909
Supplies	280	240	449	292	229
OREO expense	159	116	80	250	146
Legal and professional fees	539	604	823	510	653
FHLB advance prepayment penalty	846	-	-	-	-
Other	1,938	2,204	1,761	2,194	1,801
Total noninterest expenses	33,534	31,866	32,541	26,847	28,238

Income before income tax expense	14,676	12,699	26,628	11,262	8,759
Income tax expense	4,848	4,359	8,893	3,844	3,119

Net income	$9,828	$8,340	$17,735	$7,418	$5,640

Republic Bancorp, Inc. Financial Information
Third quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Per Share Data:

Basic average shares outstanding	20,925	20,947	20,904	20,876	20,848
Diluted average shares outstanding	20,938	20,958	21,009	20,953	20,934

End of period shares outstanding:
Class A Common Stock	18,617	18,617	18,659	18,652	18,603
Class B Common Stock	2,245	2,245	2,245	2,245	2,245

Book value per share(3)	$28.79	$28.52	$28.30	$27.59	$27.57
Tangible book value per share(3)	27.70	27.44	27.58	26.87	26.84

Earnings per share:
Basic earnings per Class A Common Stock	$0.47	$0.40	$0.86	$0.36	$0.27
Basic earnings per Class B Common Stock	0.43	0.37	0.78	0.33	0.25
Diluted earnings per Class A Common Stock	0.47	0.40	0.85	0.36	0.27
Diluted earnings per Class B Common Stock	0.43	0.37	0.77	0.33	0.25

Cash dividends declared per share:
Class A Common Stock	$0.209	$0.209	$0.198	$0.198	$0.198
Class B Common Stock	0.190	0.190	0.180	0.180	0.180

Performance Ratios:

Return on average assets	0.87%	0.77%	1.60%	0.73%	0.57%
Return on average equity	6.54	5.59	12.07	5.13	3.91
Efficiency ratio(4)	66	69	51	67	72
Yield on average interest-earning assets	4.07	3.87	4.22	3.76	3.80
Cost of interest-bearing liabilities	0.60	0.63	0.63	0.62	0.68
Cost of deposits(5)	0.21	0.19	0.20	0.19	0.18
Net interest spread	3.47	3.24	3.59	3.14	3.12
Net interest margin - Total Company	3.65	3.43	3.78	3.32	3.31
Net interest margin - Core Bank(1)	3.38	3.28	3.12	3.17	3.29

Other Information:

End of period FTEs(6) - Total Company	899	883	817	785	769
End of period FTEs(6) - Core Bank	830	818	756	726	712
Number of banking centers	44	44	40	40	40

Republic Bancorp, Inc. Financial Information
Third quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Credit Quality Asset Balances:

Loans on nonaccrual status	$17,769	$18,778	$19,907	$21,712	$23,143
Loans past due 90-days-or-more and still on accrual	34	1,178	-	224	43
Total nonperforming loans	17,803	19,956	19,907	21,936	23,186
OREO	2,435	1,503	1,280	1,220	2,832
Total nonperforming assets	$20,238	$21,459	$21,187	$23,156	$26,018
Total delinquent loans	$8,714	$10,607	$8,657	$11,731	$11,996

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.47%	0.54%	0.59%	0.66%	0.70%
Nonperforming assets to total loans (including OREO)	0.53	0.58	0.63	0.70	0.79
Nonperforming assets to total assets	0.42	0.46	0.50	0.55	0.64
Allowance for loan and lease losses to total loans	0.80	0.79	0.94	0.83	0.82
Allowance for loan and lease losses to nonperforming loans	171	147	158	125	116
Delinquent loans to total loans(7)	0.23	0.29	0.26	0.35	0.36
Net charge-offs to average loans (annualized)	0.15	0.46	0.15	0.19	0.06

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.47%	0.54%	0.60%	0.66%	0.70%
Nonperforming assets to total loans (including OREO)	0.53	0.58	0.63	0.70	0.79
Nonperforming assets to total assets	0.42	0.47	0.51	0.55	0.65
Allowance for loan and lease losses to total loans	0.71	0.73	0.78	0.78	0.78
Allowance for loan and lease losses to nonperforming loans	152	135	131	117	111
Delinquent loans to total loans(7)	0.21	0.28	0.25	0.35	0.36
Net charge-offs to average loans (annualized)	0.03	0.05	0.04	0.10	0.05

Republic Bancorp, Inc. Financial Information
Third quarter 2016 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and customers are similar.

As of September 30, 2016, the Company was divided into four distinct operating segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking and Republic Processing Group (“RPG”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” activities. Correspondent Lending operations are considered part of the Traditional Banking segment. The RPG segment includes the following divisions: Tax Refund Solutions (“TRS”), Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”). TRS generates the majority of RPG’s income, with the relatively smaller divisions of RPG, RPS and RCS, considered immaterial for separate and independent segment reporting. All divisions of the RPG segment operate through the Bank.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Segment:	Nature of Operations:	Primary Drivers of Net Revenues:

Core Banking:
Traditional Banking

Provides traditional banking products to

clients primarily in its market footprint via

its network of banking centers and

primarily to clients outside of its market

footprint via its Internet and Correspondent

Lending delivery channels.

Loans, investments and deposits
Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the Nation.	Mortgage warehouse lines of credit
Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in its market footprint.	Loan sales and servicing
Republic Processing Group

The TRS division facilitates the receipt and

payment of federal and state tax refund

products. The RPS division offers general

purpose reloadable cards. The RCS

division offers short-term credit products.

RPG products are primarily provided to

clients outside of the Bank’s market

footprint.

Refund transfers and loans

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2015 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information Third quarter 2016 Earnings Release (continued)

Segment information for the three and nine months ended September 30, 2016 and 2015 follows:

	Three Months Ended September 30, 2016
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$31,134	$4,924	$76	$36,134	$3,264	$39,398

Provision for loan and lease losses	289	188	-	477	2,012	2,489

Net refund transfer fees	-	-	-	-	132	132
Mortgage banking income	-	-	3,081	3,081	-	3,081
Republic Processing Group program fees	-	-	-	-	979	979
Other noninterest income	6,899	4	57	6,960	149	7,109
Total noninterest income	6,899	4	3,138	10,041	1,260	11,301

Total noninterest expenses	28,939	727	1,184	30,850	2,684	33,534

Income (loss) before income tax expense	8,805	4,013	2,030	14,848	(172)	14,676
Income tax expense (benefit)	2,707	1,493	710	4,910	(62)	4,848
Net income (loss)	$6,098	$2,520	$1,320	$9,938	$(110)	$9,828

Segment end-of-period assets	$4,109,464	$660,410	$15,003	$4,784,877	$42,400	$4,827,277

Net interest margin	3.35%	3.63%	NM	3.38%	NM	3.65%

	Three Months Ended September 30, 2015
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$27,612	$3,308	$67	$30,987	$437	$31,424

Provision for loan and lease losses	1,338	(238)	-	1,100	1,133	2,233

Net refund transfer fees	-	-	-	-	97	97
Mortgage banking income	-	-	972	972	-	972
Republic Processing Group program fees	-	-	-	-	474	474
Other noninterest income	6,115	8	76	6,199	64	6,263
Total noninterest income	6,115	8	1,048	7,171	635	7,806

Total noninterest expenses	24,109	663	1,151	25,923	2,315	28,238

Income (loss) before income tax expense	8,280	2,891	(36)	11,135	(2,376)	8,759
Income tax expense (benefit)	2,879	1,174	(13)	4,040	(921)	3,119
Net income (loss)	$5,401	$1,717	$(23)	$7,095	$(1,455)	$5,640

Segment end-of-period assets	$3,600,230	$393,110	$13,832	$4,007,172	$28,805	$4,035,977

Net interest margin	3.25%	3.62%	NM	3.29%	NM	3.31%

Republic Bancorp, Inc. Financial Information Third quarter 2016 Earnings Release (continued)

	Nine Months Ended September 30, 2016
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$89,279	$11,369	$148	$100,796	$13,613	$114,409

Provision for loan and lease losses	1,567	686	-	2,253	7,236	9,489

Net refund transfer fees	-	-	-	-	19,119	19,119
Mortgage banking income	-	-	5,902	5,902	-	5,902
Republic Processing Group program fees	-	-	-	-	1,942	1,942
Other noninterest income	19,380	14	212	19,606	455	20,061
Total noninterest income	19,380	14	6,114	25,508	21,516	47,024

Total noninterest expenses	81,551	2,157	3,576	87,284	10,657	97,941

Income before income tax expense	25,541	8,540	2,686	36,767	17,236	54,003
Income tax expense	7,733	3,174	940	11,847	6,253	18,100
Net income	$17,808	$5,366	$1,746	$24,920	$10,983	$35,903

Segment end-of-period assets	$4,109,464	$660,410	$15,003	$4,784,877	$42,400	$4,827,277

Net interest margin	3.22%	3.64%	NM	3.26%	NM	3.62%

	Nine Months Ended September 30, 2015
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$80,369	$9,354	$180	$89,903	$1,601	$91,504

Provision for loan and lease losses	2,007	185	-	2,192	1,130	3,322

Net refund transfer fees	-	-	-	-	17,339	17,339
Mortgage banking income	-	-	3,549	3,549	-	3,549
Republic Processing Group program fees	-	-	-	-	871	871
Gain on call of security available for sale	88	-	-	88	-	88
Other noninterest income	17,286	19	231	17,536	894	18,430
Total noninterest income	17,374	19	3,780	21,173	19,104	40,277

Total noninterest expenses	71,351	1,846	3,710	76,907	9,570	86,477

Income before income tax expense	24,385	7,342	250	31,977	10,005	41,982
Income tax expense	7,813	2,732	87	10,632	3,602	14,234
Net income	$16,572	$4,610	$163	$21,345	$6,403	$27,748

Segment end-of-period assets	$3,600,230	$393,110	$13,832	$4,007,172	$28,805	$4,035,977

Net interest margin	3.23%	3.58%	NM	3.26%	NM	3.26%

Republic Bancorp, Inc. Financial Information
Third quarter 2016 Earnings Release (continued)

(1) “Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(2) The amount of loan fee income included in total interest income was $4.8 million and $2.5 million for the quarters ended September 30, 2016 and 2015. The amount of loan fee income included in total interest income was $18.3 million and $7.2 million for the nine months ended September 30, 2016 and 2015.

The amount of loan fee income included in total interest income per quarter was as follows: $4.8 million (quarter ended September 30, 2016); $3.7 million (quarter ended June 30, 2016); $9.8 million (quarter ended March 31, 2016); $3.1 million (quarter ended December 31, 2015); and $2.5 million (quarter ended September 30, 2015).

(3) The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Total stockholders' equity (a)	$600,560	$595,023	$591,557	$576,547	$574,712
Less: Goodwill	16,300	16,313	10,168	10,168	10,168
Less: Mortgage servicing rights	5,338	4,998	4,891	4,912	4,968
Less: Core deposit intangible	1,121	1,171	-	-	-
Tangible stockholders' equity (c)	$577,801	$572,541	$576,498	$561,467	$559,576

Total assets (b)	$4,827,277	$4,646,922	$4,246,765	$4,230,289	$4,035,977
Less: Goodwill	16,300	16,313	10,168	10,168	10,168
Less: Mortgage servicing rights	5,338	4,998	4,891	4,912	4,968
Less: Core deposit intangible	1,121	1,171	-	-	-
Tangible assets (d)	$4,804,518	$4,624,440	$4,231,706	$4,215,209	$4,020,841

Total stockholders' equity to total assets (a/b)	12.44%	12.80%	13.93%	13.63%	14.24%
Tangible stockholders' equity to tangible assets (c/d)	12.03%	12.38%	13.62%	13.32%	13.92%

Number of shares outstanding (e)	20,862	20,862	20,904	20,897	20,848

Book value per share (a/e)	$28.79	$28.52	$28.30	$27.59	$27.57
Tangible book value per share (c/e)	27.70	27.44	27.58	26.87	26.84

(4) The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls and impairment of investment securities, if applicable.

(5) The cost of deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(6) FTEs – Full time equivalent employees.

(7) The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer